CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 30, 2020, relating to the financial statements and financial highlights of the Highland Small-Cap Equity Fund, a series of Highland Funds II, for the year ended September 30, 2020, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Trust History and Additional Information” and “Financial Statements” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

July 8, 2021